UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2015 (September 28, 2015)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Closing of Additional $500,000 Convertible Note Financing.

As previously disclosed on September 4, 2015, the Company entered into a Note Purchase Agreement (the “New Loan Agreement”), between the Company and two accredited investors (the “Lenders”). Pursuant to the New Loan Agreement, on September 4, 2015 the Company issued to the Lenders $1.5 million original principal amount of secured subordinated convertible notes (the “New Notes”).

The New Loan Agreement provided the Company an option to issue up to an additional $500,000 of New Notes within the next 30 days. On September 28, 2015, the Company issued to one of the Lenders an additional New Note with an original principal amount of $500,000.

The Company will use the $500,000 of gross proceeds from this transaction for working capital and general corporate purposes.

Terms.

The terms of the $500,000 New Note are identical to the terms of the $1.5 million New Notes previously issued on September 4, 2015.

Unless earlier converted or redeemed, the New Notes will mature on September 4, 2016 (the “Maturity Date”).

The New Notes bear interest at a rate of 8% per annum. Principal and interest on the New Notes is payable on the Maturity Date.

All amounts due under the New Notes are convertible at any time, in whole or in part, at the option of the Lenders into shares of Common Stock at a fixed conversion price, which is subject to adjustment for stock splits, stock dividends, combinations or similar events, of $0.12 per share (the “Conversion Price”).

The Company, however, is prohibited from issuing shares of Common Stock pursuant to the New Notes unless stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ listing rules. The Company intends to seek stockholder approval of such share issuances at a special stockholders meeting to be held in November or December 2015.

The New Notes will be secured by a security interest in substantially all of the Company’s assets (other than the Company’s Thornton, Colorado real estate assets which currently secure other outstanding indebtedness). The security interest for the New Notes will be subordinated to the security interest securing the Company’s outstanding senior secured notes issued in November 2014 unless and until such outstanding notes are completely retired.

The foregoing description is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits 10.1 and 10.2, which documents are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The New Note described in this Current Report on Form 8-K was offered and sold to one accredited investor in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Joinder to Note Purchase Agreement dated September 28, 2015
	10.2	Secured Convertible Promissory Note for $500,000 dated September 28, 2015
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 28, 2015	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Joinder to Note Purchase Agreement dated September 28, 2015
10.2	Secured Convertible Promissory Note for $500,000 dated September 28, 2015